UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2020

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (501) 205-8508 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2020, Inuvo, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners as representative of the several underwriters named therein (the “Representative”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 20,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $0.50 per share. In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of Common Stock to cover over-allotments, if any.

The net proceeds to the Company from the Offering are expected to be approximately $9.2 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company, and assuming no exercise of the underwriters’ over-allotment option. The transactions contemplated by the Underwriting Agreement are expected to close on or about July 27, 2020.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-239147) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated July 22, 2020 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated July 23, 2020 (the “Final Prospectus Supplement” and collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”)). The legal opinion and consent of Pearlman Law Group LLP addressing the validity of the Common Stock is filed as Exhibit 5.1 to this Current Report and is incorporated by reference into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

In connection with the entry into the Underwriting Agreement, the Company’s executive officers and directors have entered into 90 day lock-up agreements with the Representative pursuant to which they have agreed not to sell, transfer, assign or otherwise dispose of the shares of the Company’s Common Stock owned by them, subject to certain exclusions as set forth therein.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

Item 8.01 Other Events.

On July 22, 2020, the Company issued a press release announcing the launch of the Offering and on July 23, 2020 the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Form of Underwriting Agreement dated July 23, 2020 by and between Inuvo, Inc. and A.G.P/Alliance Global Partners				Filed
5.1	Opinion of Pearlman Law Group LLP				Filed
99.1	Press release dated July 22, 2020				Furnished
99.2	Press release dated July 23, 2020				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: July 23, 2020	By:	/s/ Wallace D. Ruiz
Wallace D., Chief Financial Officer

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